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                                                                   EXHIBIT 10.53

                                  MILACRON INC.
                          1997 Long-Term Incentive Plan
                          As Amended February 10, 2004



Section 1. GENERAL PROVISIONS

1.1 Purposes

The purposes of the 1997 Long-Term Incentive Plan (the "Plan") of Milacron Inc. (the "Company") are to promote the interests of the Company and its shareowners by (i) helping to attract and retain individuals of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent management team; (iii) motivating key employees by means of performance-related incentives; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; and
(v) enabling such individuals to participate in the long-term growth and financial success of the Company.

1.2 Definitions

"Affiliate"- means any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has power to exercise management control.

"Award"- means a Stock Option grant, a Restricted Stock grant and/or a Performance Share Grant under the Plan.

"Board of Directors"- means the board of directors of the Company.

"Code"- means the Internal Revenue Code of 1986, as it may be amended from time to time.

"Committee"- means those members of the Personnel and Compensation Committee of the Board of Directors who qualify as "Non-Employee Directors" pursuant to Rule 16b-3(b)(3) issued under the Exchange Act and who qualify as outside directors pursuant to Code Section 162(m) and any regulations issued thereunder.


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"Common Stock"- means the common shares of the Company.

"Corporation"- means the Company, its divisions, Subsidiaries and Affiliates.

"Director"- means a member of the Board of Directors of the Company.

"Disability Date"- means the date on which a Participant is deemed disabled under the employee benefit plans of the Corporation applicable to the Participant.

"Earnings Per Share"- shall mean earnings from continuing operations before extraordinary items and cumulative effect of changes in methods of accounting, but including or excluding any income or expense items which, in the opinion of the Committee, are properly includable or excludable in the determination of earnings within the intent of the Plan, reduced by the preferred dividend requirement, divided by the number of common share used to calculate "basic earnings per share" as that term is defined in Statement of Financial Accounting Standards No. 128. In the event that generally accepted accounting principles for the calculation of Earnings Per Share change during the term of a Performance Period, the number of common shares used to calculate Earnings Per Share at the beginning and end of the Performance Period shall be determined by a method, to be chosen at the Committee's discretion, which shall be applied consistently throughout the Performance Period.

"Employee"- means any salaried employee of the Corporation.

"Exchange Act" - means the Securities Exchange Act of 1934, as amended.

"Fair Market Value"- means the average of the high and low prices of the Common Stock on the date on which it is to be valued hereunder, as reported for New York Stock Exchange-Composite Transactions, or if there were no sales of Common Stock on that day, the next preceding day on which there were sales.


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"Incentive Stock Options"- means Stock Options which constitute "incentive stock options" under Section 422 (or any successor section) of the Code.

"Initial Performance Period"- shall mean the Performance Period beginning December 29, 1996.

"Non-Employee Director"- means a Director who is not an Employee.

"Non-Qualified Stock Options" means Stock Options which do not constitute Incentive Stock Options.

"Participant"- means an Employee who is selected by the Committee to receive an Award under the Plan.

"Performance Cycle"- means a fiscal year of the Company in which this Plan is in effect.

"Performance Period"- shall mean the three year period following the beginning of the fiscal year in which the Performance Share Grant is awarded.

"Performance Share Grant"- shall mean a number of shares of Restricted Stock granted to the Participant at the beginning of a Performance Period that ranges from 20% to 100%, as determined by the Committee, of the Participant's base earnings, not to exceed $1,000,000 for purposes of this Plan, during the year of award divided by the average of the closing prices per share of Common Stock during the month immediately preceding the Performance Period.

"Performance Share Multiple"- shall mean a percentage of 0%, 100%, 150% or 200% which, when multiplied by the Performance Share Grant, results in the final number of Performance Shares Earned by the Participant for a specific Performance Period.

"Performance Shares Earned"- shall mean the product of the Performance Share Multiple multiplied by the Performance Share Grant.

"Restricted Period"- means the period of up to three (3) years selected by the Committee during which a grant of Restricted Stock may be forfeited to the Company.


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

"Restricted Stock"- means shares of Common Stock contingently granted to a Participant under Sections 3, 4 or 5 of the Plan.

"Retirement Date" - means the actual date of retirement from the Company (i) for those Participants who have attained age 55 and have at least ten Years of Credited Service (as that term is defined in the Cincinnati Milacron Retirement
Plan); or, (ii) as may be determined under a temporary early retirement program.

"Stock Options" - means an Incentive Stock Option and/or a Non-Qualified Stock Option granted under Section 2 of the Plan.

"Subsidiary"- means any corporation in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of its stock.

"Total Growth Rate"- shall mean the percentage increase in Earnings Per Share for threshold, target and maximum levels of attainment in the third year of the Performance Period divided by the Earnings Per Share in the year immediately prior to that Performance Period, and will be the result of the annual compound growth rate over the three year Performance Period.

1.3 Administration

The Plan shall be administered by the Committee, which shall at all times consist of three or more members. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee's decisions are binding upon all parties.

1.4 Eligibility

All Employees who have demonstrated significant management potential or who have contributed in a substantial measure to the successful performance of the Corporation, as determined by the Committee, are eligible to be Participants in the Plan. Also, in instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, adjustments are permitted at the discretion of the Committee subject to Section 1.5(a) below.


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

Awards to Employees are made at the discretion of the Committee. Non-Employee Directors shall also participate pursuant to Section 5 herein.

1.5 Shares Reserved

(a) There shall be reserved for grant pursuant to the Plan a total of 4,400,000 shares of Common Stock. In the event that (i) a Stock Option expires or is terminated unexercised as to any shares covered thereby, or (ii) Restricted Stock grants, are forfeited or unearned for any reason under the Plan, such shares shall thereafter be again available for grant pursuant to the Plan.

(b) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities granted or reserved for grant pursuant to the Plan, the number of outstanding Stock Options and the option price thereof, and the number of payable Performance Share Grants and shares of Restricted Stock.

1.6 Change of Control

"Change of Control" shall mean -

o a Person or Group other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock and securities; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clause (i) of section (c) of this section;


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o      individuals who, as of the date hereof, constitute the Board (the
       "Incumbent Board"), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 60% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board;

o there is consummated a merger, consolidation or other corporate transaction, other than (i) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66-2/3% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (ii) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person or Group is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding stock and securities;

o the sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition by the Company of all or substantially all of the assets to an entity at least 66-2/3% of the combined voting power of the stock and securities of which is owned by Persons in substantially the same proportions as their ownership of the Company's voting stock immediately prior to such sale; or

o the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.


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

"Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act (the "Exchange Act"), as such term is modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by the Company, (ii) any affiliate (as defined in Rule 12b-2 promulgated under the Exchange Act) of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company. "Group" shall mean any group as defined in Section 14(d)(2) of the Exchange Act. "Beneficial Owner" shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act. "

In the event of a Change of Control of the Company (i) all time periods relating to the exercise or realization of Awards shall be accelerated so that such Awards may be exercised or realized in full beginning immediately following the Change of Control and extending for the remaining normal exercise period, and
(ii) Performance Share Grants shall be paid and shares related thereto distributed as set forth in Sections 4 (d) and (h).

Notwithstanding any other provision of this Plan to the contrary, and only with respect to Awards granted on or after February 10, 2004, a "Change of Control" shall not occur solely as a result of a financial restructuring or recapitalization of the Company that may occur during 2004 (the "2004 Restructuring") and, accordingly, the occurrence of the 2004 Restructuring shall not result in, among other things, (a) the accelerated vesting, exercisability, release, realization or payment of any such Awards and (b) the deemed satisfaction of any performance criteria related to any such Awards; provided, however, that in the event that the 2004 Restructuring would otherwise constitute a Change of Control but for this paragraph, any Performance Share Grants hereunder that are outstanding as of the date of the 2004 Restructuring shall, upon a Qualifying Termination (as defined in Section 4(h) hereof) of the recipient of such Performance Share Grant within 24 months of the 2004 Restructuring, be paid in a lump sum cash payment (calculated assuming attainment of the applicable maximum Total Growth Rate as provided in Section 4(h) hereunder).

1.7 Withholding

The Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock,


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the amount of any taxes required to be withheld with respect to such Common
Stock from the Participant may, at the Committee's discretion, be paid in cash, by tender by the Employee of the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld or, except for Non-Employee Directors receiving Awards of Common Stock pursuant to Section 5 herein, use of the Company's Key Employee Withholding Tax Loan Program.

1.8 Nontransferability

No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

1.9 No Right to Employment

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation. Further, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in a Stock Option or Restricted Stock agreement.

1.10 Construction of the Plan

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Ohio.

1.11 Amendment

(a) The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval which shall (i) increase (except as provided in Section 1.5(b) hereof) the total number of shares reserved for grant pursuant to the Plan, (ii) change the class of Employees eligible to be Participants, (iii) decrease the minimum option prices stated in Section 2.1 hereof (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or regulations thereunder) (iv) extend the maximum period


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during which Non-Qualified Stock Options or Incentive Stock Options may be
exercised, or (v) reduce the restriction period for Restricted Stock Awards (except as provided in Section 1.6 hereof).

(b) With the consent of the Participant adversely affected thereby, the Committee may amend or modify any outstanding Award in any manner not inconsistent with the terms of the Plan, including without limitation, to change the form of payment or the date or dates as of which (i) a Stock Option becomes exercisable, (ii) the restrictions on shares of Restricted Stock are removed, or
(iii) a Performance Share Grant is payable.

(c) In no event shall any outstanding Award be modified in such a manner as to re-price any Stock Option by (i) decreasing the purchase price thereof, or (ii) cancellation of any Stock Option prior to its established terms of expiration for the purpose of replacement by a lower-priced Stock Option, nor shall an outstanding Award of Restricted Stock be modified in a manner which will reduce the restriction period related to the Restricted Stock.

1.12 Authority of Committee

Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the Employees to receive Awards, and:

(a) Stock Options. The number of shares to be covered by each Stock Option and the conditions and limitations, if any, in addition to those set forth in
Section 2.2 hereof, applicable to the exercise of the Stock Option shall be determined by the Committee. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Stock Options. In the case of Incentive Stock Options, the maximum aggregate Fair Market Value (at the date of grant) of the shares, under this Plan or any other plan of the Company or a corporation which (at the date of grant) is a parent of the Company or a Subsidiary, which are exercisable by an Employee for the first time during any calendar year shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under
Section 422 of the Code, or any successor provision.


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

(b) Restricted Stock. The number of shares of Restricted Stock to be granted to each Participant, the duration of the Restricted Period during which and the conditions under which the Restricted Stock may be forfeited to the Company, and the terms and conditions of the Award in addition to those contained in Section
3.1 shall be determined by the Committee. Such determinations shall be made by the Committee at the time of the grant.

1.13 Effective Dates

The Plan shall be effective on December 29, 1996, and shall expire on the earlier of (i) a date determined by the Board of Directors, or (ii) the full use of the shares reserved for grant pursuant to the Plan, provided however, that the Plan shall be null and void unless approved at the 1997 annual meeting of the shareholders of the Company.

1.14 Government and Other Regulations

The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange on which the Common Stock may be listed. For so long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

1.15 Non-Exclusivity

Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.


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\
1.16 Forfeiture Provision

If the Employee has (i) used for profit or disclosed confidential information or trade secrets of the Company to unauthorized persons, or (ii) breached any contract with or violated any legal obligations to the Company, or (iii) failed to make himself or herself available to consult with, supply information to, or otherwise cooperate with the Company at reasonable times and upon a reasonable basis, or (iv) engaged in any other activity which would constitute grounds for his or her discharge for cause by the Company or a Subsidiary, the Employee will forfeit all undelivered portions of an Award.

Section 2: STOCK OPTIONS

2.1 Option Price

The Committee shall establish the option price at the time each Stock Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The option price shall be subject to adjustment in accordance with the provisions of Section 1.5(b) hereof.

2.2 Exercise of Options

(a) Except as stated in Section 2.2(c), each Stock Option by its terms shall require the Participant to remain in the continuous employ, or service to the Board of Directors if the individual is a Non-Employee Director and awarded Stock Options under Section 5 herein, of the Corporation for at least one year from the date of grant of the Stock Option before any part of the Stock Option shall be exercisable. Non-Qualified Stock Options and Incentive Stock Options may not be exercisable later than ten years after their date of grant.

(b) Stock Options shall become exercisable in installments with twenty-five percent (25%) of the total Stock Option becoming exercisable upon the first anniversary of the date of grant of the Stock Option and additional increments of twenty-five percent (25%) of the total Stock Option grant shall become exercisable on each anniversary thereafter until the entire Stock Option is exercisable.


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

(c) In the event a Participant ceases to be an Employee or a Non-Employee Director as a result of his death, all time periods related to the exercise of any outstanding Stock Options shall be accelerated and the Stock Options shall become exercisable immediately following the Participant's death and extending for the remaining normal exercise period. In the event a Participant ceases to be an Employee or a Non-Employee Director upon the occurrence of his Retirement Date, Disability Date, or otherwise with the consent of the Committee, his Stock Options shall be exercisable as described in 2.2(b) above as if the individual had remained as an Employee or Non-Employee Director and extending for the normal exercise period. The Committee may at any time and with regard to all Participants or any individual Participant accelerate time periods related to the exercise of any outstanding Stock Options, and the Stock Option shall become exercisable immediately thereafter and extending for the remaining normal exercise period. In all other circumstances when a Participant ceases to be an Employee or a Non-Employee Director, his rights under all Stock Options shall terminate immediately.

(d) Each Stock Option shall be confirmed by a Stock Option agreement executed by the Company and by the Participant which agreement shall designate the Stock Options granted as Incentive Stock Options or Non-Qualified Stock Options. The option price of each share as to which an Option is exercised shall be paid in full five (5) days from the date of such exercise, but in no event shall the shares issued pursuant to said option exercise be delivered to the Participant until said payment has been received by the Company. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, pursuant to the provisions of the Company's Key Employee Stock Option Loan Program, if applicable, (or any other loan program or arrangement which may be established by the Company under this Plan, or otherwise) or by a combination of the foregoing.

2.3 Maximum Number of Shares

The maximum number of shares that may be granted to any Participant under all Stock Option Awards under this Plan during any one year shall not exceed 100,000 shares.


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

Section 3: RESTRICTED STOCK GRANTS

3.1 The terms and conditions regarding Restricted Stock grants are as follows:

(a) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or his legal representative, except that the Participant may defer receipt of his Restricted Stock under terms established by the Committee by extending the Restricted Period.

(b) Except as provided in subsection (a) hereof, the Participant shall have all the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote during the Restricted Period.

(c) In the event a Participant ceases to be an Employee or a Non-Employee Director during the Restricted Period as a result of his death, the restrictions imposed hereunder shall immediately lapse with respect to such shares of Restricted Stock. In the event a Participant ceases to be an Employee or a Non-Employee Director during the Restricted period and upon the occurrence of his Retirement Date, Disability Date, or with the consent of the Committee, the restrictions imposed hereunder shall continue as if the individual had remained as an Employee or Non-Employee Director. The Committee may at any time and with regard to all Participants or any individual Participant lapse any restrictions imposed hereunder with respect to shares of Restricted Stock. In all other circumstances in which a Participant ceases to be an Employee or Non-Employee Director, all shares of Restricted Stock shall thereupon be forfeited to the Company and the certificate or certificates representing such Restricted Stock shall be immediately canceled.

(d) Each grant shall be confirmed by a Restricted Stock agreement executed by the Company and by the Participant.


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

Section 4: PERFORMANCE SHARE GRANTS

(a) Not later than May 1 of each calendar year in which this Plan is in effect, the Committee may make a Performance Share Grant, effective as of the beginning of the year, to any Participant selected by the Committee. The Committee may make a Performance Share Grant to a Participant in any given year which relates to a Performance Period already in progress. In such event, (i) the Performance Share Grant determined under Section 4(b) shall be prorated based on the remaining whole years of the relevant Performance Period as of the date of grant compared to the entire length of the relevant Performance Period, (ii) the Participant shall receive Restricted Shares immediately upon the date of grant, and, (iii) the Total Growth Rate and level of attainment factors determined by the Committee at the beginning of the relevant Performance Period shall be used to determine the Participant's ultimate payout under Section 4(d) herein. If awarded not later than May 1, the Performance Share Grant shall relate back to the beginning of the year in which made for purposes of proration.

(b) The Committee shall, at the beginning of each Performance Period or not later than 90 days thereafter, determine the Performance Share Grant to be made to each Participant in Restricted Stock and establish the threshold, target and maximum levels of attainment for Total Growth Rate during the Performance Period.

(c) If Earnings Per Share during the third year of a Performance Period are equal to or exceed the threshold for a Total Growth Rate set by the Committee at the beginning of a Performance Period, a Performance Share Multiple of 100%, 150% or 200% will be applied to the Performance Share Grant. If Earnings Per Share are below the threshold level of attainment, the Performance Share Multiple will be 0%. Below is the Total Growth Rate and the threshold, target and maximum levels of attainment for the Initial Performance Period.

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



Earnings Per Share      Total                         Performance
Compounded              Growth       Level of         Share
Annually                Rate         Attainment       Multiple
------------------      ------       ----------       -----------

Less than 12%          Less than
                       40.5%                             0%

At least 12%,          At least
but less than 15%      40.5% but     Threshold         100%
                       less than
                       52.1%

At least 15%,          At least      Target            150%
but less than 18%      52.1% but
                       less than
                       64.3%

Equal to or greater    64.3% or      Maximum           200%
than 18%               greater


(d) Payment for the value of Performance Shares Earned shall be made to a Participant not later than three months following the end of a Performance Period. If the threshold Total Growth Rate during the Performance Period is not attained in the third year the performance goals attached to the Performance Share Grant will not have been met and the Participant shall forfeit his Restricted Stock. Payment related to a Performance Share Multiple of 100% shall be the lapse of restrictions for the Participant's Performance Share Grant and he shall receive the certificate for unrestricted ownership of such shares. Payment related to that portion, if any, of a Performance Share Multiple of 150% or 200% shall be as follows: a) for the first 100%, payment shall be the transfer of unrestricted share certificates as a result of the lapse of restrictions on the Performance Share Grant and b) for the 50% or 100% premium, payment shall be an amount of cash equal to the value of the Performance Shares Earned in excess of the 100% multiplied by the average of the closing prices per share of the Common Stock for the last month in the Performance Period. In the event of a Change of Control (as defined in Section 1.6), payment shall be made as if the maximum targets for the three year performance period had been met and shall be paid within thirty days following the Change of Control. Such payment shall be in a cash amount equal to the Performance Share Grant multiplied by the higher of (i) the highest average of the high and low prices per share of the Common Stock on any date within the period commencing 30 days prior to the Change in Control or (ii) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, the highest price paid per share of Common Stock pursuant thereto.


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

(e) The Committee may make adjustments from time to time in the Performance Share Multiple, in the Total Growth Rate or in Earnings Per Share in such reasonable manner as the Committee may determine to reflect (i) any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of stock dividends or other increases or decreases in such shares effected without receipt of consideration by the Company, (ii) material changes in the Company's accounting practices or principles, the effect of which would be to cause inconsistency in reporting earnings per share, (iii) material acquisitions or dispositions, the effect of which would be to cause fluctuations in reported earnings per share which are not within the intent of the Plan, or
(iv) extraordinary, unusual and nonrecurring items (such as restructuring charges or a disposal of a business) which are disclosed in the published, audited financial statements; provided, however, that no such adjustments shall be made to the extent that the Committee determines that the adjustment would cause payment in respect of Performance Share Grant to fail to be fully deductible by the Company on account of Section 162(m) of the Code.

(f) With respect to a Performance Share Grant, the Participant shall have the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote during the Restricted Period until such Participant ceases to be an Employee of the Corporation for any reason other than death or termination of Employment on a Disability Date or Retirement Date.

(g) In the event a Participant ceases to be an Employee upon the occurrence of his death, Retirement Date or Disability Date prior to the end of a Period, payment for the value of Performance Shares Earned shall be prorated for the amount of time the Participant remained an Employee compared to the length of the Performance Period, provided the Participant has completed at least the first full year of the Performance Period. In such event, any prorated payment for Performance Shares Earned shall be distributed in unrestricted share certificates or paid in cash (depending on whether the threshold, target or maximum Total Growth Rate is attained) in accordance with Paragraphs (c) and (d) above. In all other circumstances in which a Participant ceases to be an Employee,


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

Performance Share Grant shall terminate and no amounts shall be payable at any time.

(h) If there is an event constituting a Change of Control (as defined in Section 1.6), any outstanding Performance Share Grant shall immediately vest in the Participant to whom such Performance Share Grant has been awarded as of the date such Change of Control occurs. If the Participant's employment is terminated in a Qualifying Termination within 24 months following the Change of Control, then the Participant shall receive a lump sum cash payment equal to all cash payments possible related to outstanding Performance Share Grants made to the Participant, as if there has been attainment of the applicable maximum Total Growth Rate. For purposes hereof, a "Qualifying Termination" shall mean (i) a termination of the Participant's employment for any reason other than for cause or disability or due to the Participant's death, or (ii) the Participant's termination of employment for Good Reason. "Good Reason" shall exist in the event of the occurrence of any of the following without the Participant's express prior written consent:

         (i) any diminution of, or the assignment to the Participant of duties inconsistent with, the Participant's position, duties, responsibilities and status with the Corporation immediately prior to a Change in Control, an adverse change in the Participant's titles or offices as in effect immediately prior to a Change in Control, or any removal of the Participant from, or any failure to reelect the Participant to, any of such positions, except in connection with the Participant's termination of employment for disability or cause or as a result of the Participant's death or by the Participant other than for Good Reason;

         (ii) a reduction by the Corporation in the Participant's base salary as in effect on the date of a Change in Control or as the same may be increased from time to time during the 24 months following a Change of Control;

         (iii) the Corporation's failure to continue any benefit plan or arrangement (including, without limitation, the Corporation's life insurance, post-retirement benefits, and comprehensive medical plan coverage) in which the Participant participated at the time of a Change in Control (or any other plans providing the Participant with

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

         substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or any action by the Corporation that would adversely affect the Participant's participation in or materially reduce the Participant's benefits under any such benefit plan or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of a Change in Control;

         (iv) the Corporation's failure to continue in effect, or continue payments under, any incentive plan or arrangement (including, without limitation, any equity-based plan or arrangement) in which the Participant participated at the time of a Change in Control (hereinafter referred to as "Incentive Plans") or any action by the Company that would adversely affect the Participant's participation in any such Incentive Plans or reduce the Participant's benefits under any such Incentive Plans;

         (v) a relocation of the Corporation's principal executive offices to a location outside the Cincinnati, Ohio metropolitan area or relocation of the Participant's primary workplace to any place other than the location at which the Participant performed the Participant's duties immediately prior to a Change in Control;

         (vi) the Corporation's failure to provide the Participant with the number of paid vacation days to which the Participant was entitled at the time of a Change in Control;

         (vii) the Corporation's material breach of any Agreement entered into with the Participant; or

         (viii) the Company's failure to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Participant, to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.


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

Section 5: NON-EMPLOYEE DIRECTORS

(a) Each individual then serving as a Non-Employee Director shall receive a Non-Qualified Stock Option of 2,000 shares at or about the effective date of the Plan and at the beginning of each of the Company's fiscal years thereafter so long as the Plan is in effect. As a portion of their compensation, the Committee may also award to Non-Employee Directors shares of Restricted Stock, as it may determine, not to exceed 2,000 shares per individual every three years.


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